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                                                                   Exhibit 99.1


                      REVLON CONSUMER PRODUCTS CORPORATION
                               INTENDS TO REDEEM
                        9 3/8% SENIOR NOTES DUE 2001 AND
                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2003


NEW YORK, NY -- (January 20, 1998) -- Revlon Consumer Products Corporation ("RCPC") announced today that it intends to redeem its $260 million of 9 3/8% Senior Notes Due 2001 and its $555 million of 10 1/2% Senior Subordinated Notes Due 2003 (together, the "Old Notes"). The redemptions will be funded by Revlon Escrow Corp., a newly formed subsidiary of an indirect parent of RCPC, with the proceeds from the sale of a new series of its senior notes and a new series of its senior subordinated notes (together, the "Notes"). Following the redemptions, RCPC will assume the obligations of Revlon Escrow Corp. under the Notes.

                  RCPC is a wholly owned subsidiary of Revlon, Inc. (NYSE:REV). The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

                                     ******

                  Information in this Press Release includes forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, RCPC's intention to redeem the Old Notes. All such forward looking statements involve risks and uncertainties. In addition to factors that are described in the SEC filings of RCPC, the following factors could cause actual results to differ materially from those expressed in the forward looking statements: difficulties or delays in consummating the sale of the Notes, the proceeds from which will be used to redeem the Old Notes, as well as other difficulties in effecting such redemptions.

                                     ******

Press Contact:          Nancy Risdon
                        212-572-5791

Investor Relations:     Deena Fishman
                        212-527-5230




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